Exhibit 10.10.1

AMENDMENT NO. 3
TO THE
PHH CORPORATION TIER II SEVERANCE PLAN

WHEREAS, PHH Corporation (the “Company”) sponsors and maintains the PHH Corporation Tier II Severance Plan, amended June 5, 2017, (the “Plan”); and

WHEREAS, the Human Capital and Compensation Committee of the PHH Corporation Board of Directors desires to amend Section D of the Plan to modify the form of severance pay benefits from bi-weekly payments to a lump sum payment for all qualifying separations from employment on or after December 1, 2017;

NOW, THEREFORE, the Plan is hereby amended, effective as of November 30, 2017, by modifying the first sentence of the first paragraph of Article III, Section D, to read as follows:

“Severance pay benefits are payable to you for the number of weeks set forth in Paragraph C in the form of a lump sum payment, which is subject to applicable federal, state and local tax deductions and withholding.”

NOW, THEREFORE, the Plan is hereby amended, effective November 30, 2017, by deleting the last sentence of the first and second paragraphs of Article III, Section D, which states the following:

“All installments that would have been paid if installments had begun on your termination of employment will accumulate and be paid with the first installment payment. “

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